SUPPLEMENT TO AGENCY AGREEMENT

         Supplement to the Agency Agreements between each of the KEMPER FUNDS listed on the Attachment hereto (each a "Fund") and INVESTORS FIDUCIARY TRUST COMPANY (the "Agent").

         WHEREAS, each Fund and Agent are parties to an Agency Agreement, as supplemented from time to time (each an "Agency Agreement");

         WHEREAS, Section 5.A of each Agency Agreement provides that the fees payable by each Fund to Agent thereunder shall be as set forth in a separate schedule to be agreed upon by the Fund and Agent; and

         WHEREAS, the parties desire to reflect in this Supplement the revised fee schedule for each Agency Agreement as in effect as of January 1, 1999;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein provided, the parties agree as follows:

         1. The revised fee schedule for services provided by Agent to each Fund under each respective Agency Agreement as in effect on January 1, 1999, is set forth in Exhibit A hereto;

         2. This Supplement shall become a part of each respective Agency Agreement and subject to its terms and shall supersede all previous fee schedules under such agreement as of the date hereof.



                               KEMPER FUNDS listed on the Attachment hereto,



                               By:
                                   ----------------------------------------
                                   Name:  Mark S. Casady
                                   Title:    President


                               INVESTORS FIDUCIARY TRUST COMPANY



                               By:
                                   ----------------------------------------
                                   Name:
                                   Title:

                                   ATTACHMENT
                                   ----------

Cash Account Trust
     Money Market Portfolio
     Government Securities Portfolio
     Tax-Exempt Portfolio

Cash Equivalent Fund
     Money Market Portfolio
     Government Securities Portfolio
     Tax-Exempt Portfolio

Investors Cash Trust
     Government Securities Portfolio
     Treasury Portfolio

Investors Fund Series
     Kemper Blue Chip Portfolio
     Kemper Contrarian Value Portfolio
     Kemper Global Blue Chip Portfolio
     Kemper Global Income Portfolio
     Kemper Government Securities Portfolio
     Kemper Growth Portfolio
     Kemper High Yield Portfolio
     Kemper Horizon 5 Portfolio
     Kemper Horizon 10+ Portfolio
     Kemper Horizon 20+ Portfolio
     Kemper International Growth And Income Portfolio
     Kemper International Portfolio
     Kemper Investment Grade Bond Portfolio
     Kemper Money Market Portfolio
     Kemper Small Cap Growth Portfolio
     Kemper Small Cap Value Portfolio
     Kemper Total Return Portfolio
     Kemper Value+Growth Portfolio
     Kemper-Dreman Financial Services Portfolio
     Kemper-Dreman High Return Equity Portfolio

Investors Municipal Cash Fund
     Investors Florida Municipal Cash Fund
     Investors New Jersey Municipal Cash Fund
     Investors Michigan Municipal Cash Fund
     Investors Pennsylvania Municipal Cash Fund
     Tax-Exempt New York Money Market Fund

Kemper Adjustable Rate U. S. Government Fund

Kemper Aggressive Growth Fund

Kemper Asian Growth Fund

Kemper Blue Chip Fund

Kemper Diversified Income Fund

Kemper Europe Fund

Kemper Global Income Fund

Kemper Growth Fund

Kemper High Income Trust

Kemper High Yield Series
     Kemper High Yield Fund
     Kemper High Yield Opportunity Fund

Kemper Horizon Fund
     Kemper Horizon 20+ Portfolio
     Kemper Horizon 10+ Portfolio
     Kemper Horizon 5 Portfolio

Kemper Income and Capital Preservation Fund

Kemper Intermediate Government Trust

Kemper International Fund

Kemper Multi-Market Income Trust

Kemper Municipal Income Trust

Kemper National Tax-Free Income Series
     Kemper Municipal Bond Fund
     Kemper Intermediate Municipal Bond Fund

Kemper Portfolios
     Kemper Cash Reserves Fund
     Kemper U.S. Mortgage Fund
     Kemper Short-Intermediate Government Fund

Kemper Quantitative Equity Fund

Kemper Small Capitalization Equity Fund

Kemper State Tax-Free Income Series
     Kemper California Tax-Free Income Fund
     Kemper Florida Tax-Free Income Fund
     Kemper New York Tax-Free Income Fund
     Kemper Ohio Tax-Free Income Fund

Kemper Strategic Income Fund

Kemper Strategic Municipal Income Trust

Kemper Target Equity Fund
     Kemper Retirement Fund - Series I
     Kemper Retirement Fund - Series II
     Kemper Retirement Fund - Series III
     Kemper Retirement Fund - Series IV
     Kemper Retirement Fund - Series V
     Kemper Retirement Fund - Series VI
     Kemper Retirement Fund - Series VII
     Kemper Worldwide 2004 Fund

Kemper Technology Fund

Kemper Total Return Fund

Kemper U.S. Government Securities Fund

Kemper Value Plus Growth Fund

Kemper Value Series, Inc.
     Kemper Contrarian Fund
     Kemper-Dreman High Return Equity Fund
     Kemper Small Cap Value Fund

Tax-Exempt California Money Market Fund

Value Equity Trust
     Kemper Value Fund

Zurich Money Funds
     Zurich Money Market Fund
     Zurich Government Money Fund
     Zurich Tax-Free Money Fund

Zurich YieldWise Funds
     Zurich YieldWise Money Fund
     Zurich YieldWise Government Money Fund
     Zurich YieldWise Municipal Money Fund




As of:  January 1, 1999

                                                                       EXHIBIT A

                  FEE SCHEDULE EFFECTIVE AS OF JANUARY 1, 1999
                  --------------------------------------------
   For all accounts except Scudder Kemper Retirement Services: Kemper KemFlex


                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)

Annual Open Account Fee
     Equity                             10.00               10.00           10.00            10.00
     Taxable Bond                       14.00               14.00           14.00            14.00
     Tax-Free Bond                      14.00               14.00           14.00            14.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)

     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds


                                   FEE SCHEDULE EFFECTIVE AS OF JANUARY 1, 1999
                                   --------------------------------------------
                                Scudder Kemper Retirement Services: Kemper KemFlex

                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)

Annual Open Account Fee
     Equity                             18.00               18.00           18.00            18.00
     Taxable Bond                       23.00               23.00           23.00            23.00
     Tax-Free Bond                      23.00               23.00           23.00            23.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)

     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds

--------
* The new shareholder account fee is not applicable to Class A Share accounts established in connection with a conversion from Class B Shares.

The out-of-pocket expenses of Agent will be reimbursed by Fund in accordance with the provisions of Section 5 of the Agency Agreement. Fees and out-of-pocket expenses shall be paid or reimbursed on a monthly basis upon receipt of an invoice therefor.

The asset based fee for each month shall be equal to 1/12 of the applicable annual fee rate, as set forth in this schedule, of the average daily net assets of the Fund for each month. The asset based fee in the schedule is expressed in basis points ("bps") as an annual rate. 100 basis points is equivalent to one percentage point (1.00%). For certain Funds listed in Exhibit B, total transfer agency fees and related out-of-pocket expenses payable by the Fund shall be limited for any fiscal year of the Fund to the levels set forth in Exhibit B, which levels are expressed as a percentage of average daily net assets for the applicable fiscal year.

                                                                      EXHIBIT B

                           TRANSFER AGENT EXPENSE CAPS


                                                                 A Shares           B Shares            C Shares
                                                                 --------           --------            --------

Kemper Adjustable Rate U.S. Government Fund                                           0.22%              0.14%

Kemper Blue Chip Fund                                                                 0.38%              0.30%

Kemper Cash Reserves Fund                                                                                0.14%

Kemper Diversified Income Fund                                                                           0.14%

Kemper Global Income Fund                                                             0.22%              0.14%

Kemper Growth Fund                                                                                       0.30%

Kemper High Yield Opportunity Fund                                0.10%

Kemper Income and Capital Preservation Fund                                           0.22%              0.14%

Kemper International Fund                                                             0.38%              0.30%

Kemper Small Capitalization Equity Fund                                                                  0.30%

Kemper Technology Fund                                                                0.38%              0.30%

Kemper Total Return Fund                                                                                 0.30%

Kemper U.S. Government Securities Fund                                                0.22%              0.14%

Kemper U.S. Mortgage Fund                                                                                0.14%